UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2015

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Separation Agreement with Scott Zumbahlen

Glowpoint, Inc. (the “Company”) previously announced the termination of Scott Zumbahlen’s employment with the Company effective February 4, 2015 (the “Separation Date”). In connection with Mr. Zumbahlen’s departure, the Company and Mr. Zumbahlen entered into a separation agreement dated as of February 9, 2015 (the “Separation Agreement”), which is to be effective on February 17, 2015. Pursuant to the terms of the Separation Agreement, the Company has agreed to pay Mr. Zumbahlen a severance payment in the aggregate amount of $29,166.66, less applicable deductions and withholdings, which is the equivalent of two months of his salary in effect on the Separation Date. The Separation Agreement also contains non-competition and non-solicitation provisions, a general release of claims against the Company by Mr. Zumbahlen, as well as other customary terms.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirely by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and between Glowpoint, Inc. and Scott Zumbahlen dated February 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015

GLOWPOINT, INC.

	By:	/s/ David Clark
David Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement by and between Glowpoint, Inc. and Scott Zumbahlen dated February 9, 2015.